                         NOTICE OF GUARANTEED DELIVERY
                                      FOR

                     AMERICAN ELECTRIC POWER COMPANY, INC.

                           OFFER TO PURCHASE FOR CASH
                         ANY AND ALL OUTSTANDING SHARES
             OF THE FOLLOWING SERIES OF CUMULATIVE PREFERRED STOCK
                                       OF

                         INDIANA MICHIGAN POWER COMPANY

                  Cumulative Preferred Stock ($100 par value):
                                 4- 1/8% Series
                                  4.12% Series
                                  4.56% Series
                                  5.90% Series
                                 6- 1/4% Series
                                 6- 7/8% Series
                                  6.30% Series

     This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for shares of a series of cumulative preferred stock (each a "Series of Preferred") of Indiana Michigan Power Company ("I&M"), an Indiana corporation and direct utility subsidiary of American Electric Power Company, Inc., a New York Corporation ("AEP"), to be tendered pursuant to the Offer (the "Shares") are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal (as defined in the Offer to Purchase and Proxy Statement which is defined below) to be delivered to the Depositary (as defined below) on or prior to the Expiration Date (as defined in the Offer to Purchase and Proxy Statement). Such form may be delivered by hand or transmitted by mail to the Depositary. See "Terms of the Offer -- Procedure for Tendering Shares" in the Offer to Purchase and Proxy Statement.

     A SEPARATE NOTICE OF GUARANTEED DELIVERY MUST BE USED FOR EACH SERIES OF PREFERRED.

     THE ELIGIBLE INSTITUTION (AS DEFINED IN THE LETTER OF TRANSMITTAL) WHICH COMPLETES THIS FORM MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

            TO: FIRST CHICAGO TRUST COMPANY OF NEW YORK, DEPOSITARY

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
           By Mail:                        By Hand:                  By Overnight Courier:
      Tenders & Exchanges             Tenders & Exchanges             Tenders & Exchanges
         P.O. Box 2569         c/o The Depository Trust Company    14 Wall Street, 8th Floor
          Suite 4660               55 Water Street, DTC TAD             Suite 4680-I&M
  Jersey City, NJ 07303-2569    Vietnam Veterans Memorial Plaza       New York, NY 10005
                                      New York, NY 10041
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     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE
WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The undersigned hereby tenders to AEP, upon the terms and subject to the conditions set forth in the Offer to Purchase and Proxy Statement, dated January 30, 1997 (the "Offer to Purchase and Proxy Statement"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares listed below, pursuant to the guaranteed delivery procedure set forth in "Terms of the Offer -- Procedure for Tendering Shares" in the Offer to Purchase and Proxy Statement. WHILE PREFERRED SHAREHOLDERS WHO WISH TO TENDER THEIR SHARES PURSUANT TO THE OFFER NEED NOT VOTE IN FAVOR OF THE PROPOSED AMENDMENT TO I&M'S AMENDED ARTICLES OF ACCEPTANCE AS SET FORTH IN THE OFFER TO PURCHASE AND PROXY STATEMENT (THE "PROPOSED AMENDMENT"), THE OFFER IS CONDITIONED UPON THE PROPOSED AMENDMENT BEING APPROVED AND ADOPTED AT THE SPECIAL MEETING (AS DEFINED IN THE OFFER TO PURCHASE AND PROXY STATEMENT). IN ADDITION, PREFERRED SHAREHOLDERS OF RECORD HAVE THE RIGHT TO VOTE FOR OR AGAINST THE PROPOSED AMENDMENT REGARDLESS OF WHETHER THEY TENDER THEIR SHARES BY CASTING THEIR VOTE AND SIGNING THE PROXY ENCLOSED HEREWITH OR BY VOTING IN PERSON AT THE SPECIAL MEETING. IF THE PROPOSED AMENDMENT IS APPROVED AND ADOPTED BY I&M'S SHAREHOLDERS, I&M WILL MAKE A SPECIAL CASH PAYMENT (AS DEFINED IN THE OFFER TO PURCHASE AND PROXY STATEMENT) TO EACH PREFERRED SHAREHOLDER WHO VOTED IN FAVOR OF THE PROPOSED AMENDMENT, PROVIDED THAT SUCH PREFERRED SHAREHOLDER'S SHARES ARE NOT TENDERED PURSUANT TO THE OFFER.

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Number of Shares                              -----------------------------------------
                 ------------------------     -----------------------------------------
Certificate Nos.                              Signature(s) of Holder(s)
(if available):                               Dated:                             , 1997
-----------------------------------------            ----------------------------
-----------------------------------------
Check one box if Shares will be delivered     Name(s) of Holder(s):
by book-entry transfer:                       -----------------------------------------
  [ ] The Depository Trust Company            -----------------------------------------
  [ ] Philadelphia Depository Trust           -----------------------------------------
Company                                       Please Type or Print
Account No.:                                  Address:
             ----------------------------              --------------------------------
                                              -----------------------------------------
                                                                              Zip Code
                                              Area Code and
                                              Telephone No.:
                                                             -------------------------
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

               GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees (a) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with such Rule 14e-4 and (c) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company with a properly completed and duly executed Letter(s) of Transmittal, with any required signature guarantee(s) and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

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
-----------------------------------------------     -------------------------------------
                 Name of Firm                               Authorized Signature

-----------------------------------------------     -------------------------------------
                    Address                                         Name

-----------------------------------------------     -------------------------------------
             City, State, Zip Code                                  Title

-----------------------------------------------
        Area Code and Telephone Number
Dated: ________________________ , 1997
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     DO NOT SEND STOCK CERTIFICATES WITH THIS FORM. YOUR STOCK CERTIFICATES MUST
BE SENT WITH THE LETTER OF TRANSMITTAL.